Exhibit 99.1

Press Release

Valassis Announces Successful Completion of Offering of $260.0 Million 6 5/8% Senior Notes due 2021

and Initial Purchase of its Outstanding 8 1/4% Senior Notes due 2015 and Receipt of Requisite Consents Pursuant to Previously Announced Cash Tender Offer and Consent Solicitation

Livonia, Mich., January 28, 2011: Valassis Communications, Inc. (“Valassis”) (NYSE: VCI), one of the nation’s leading media and marketing services companies, announced today that it has consummated its previously announced private placement offering of $260.0 million aggregate principal amount of 6 5/8% senior notes due 2021 (the “New Notes”) and the Early Settlement (as defined below) of its previously announced cash tender offer and consent solicitation (the “Offer”) with respect to its outstanding 8 1/4% senior notes due 2015 (the “Old Notes”).

The New Notes were issued at a price of 100% of their principal amount and are guaranteed by substantially all of Valassis’ domestic restricted subsidiaries. The New Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The New Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction.

Valassis used $215,522,841.29 of the net proceeds from the sale of the New Notes to fund the payment of consideration pursuant to the offer for all Old Notes tendered for Early Settlement (as defined below). The remaining net proceeds from the sale of the New Notes will be used to fund the purchase price of any additional Old Notes that are validly tendered and not validly withdrawn in accordance with the Offer and to redeem any and all of the Old Notes that remain outstanding following the consummation of the Offer. We may provide such notice of redemption in accordance with the indenture governing the Old Notes (the “Indenture”) at any time.

As of 5:00 pm, New York City time, on January 27, 2011 (the “Consent Payment Deadline”), $199,801,000 aggregate principal amount of Old Notes had been validly tendered and not validly withdrawn, which represented approximately 82.5% of the outstanding aggregate principal amount of the Old Notes. On January 28, 2011, Valassis accepted for purchase and payment (the “Early Settlement”) all of the Old Notes that were validly tendered and not validly withdrawn at or prior to the Consent Payment Deadline. Payment for the Old Notes pursuant to the Early Settlement was made today (the “Early Settlement Date”). Holders of Old Notes who tendered their Old Notes at or prior to the Consent Payment Deadline received $1,045.00 for each $1,000 principal amount of the Old Notes validly tendered (which included the consent payment of $30.00 per $1,000 principal amount of Old Notes), plus any accrued and unpaid interest up to, but not including, the Early Settlement Date.

Valassis also received sufficient consents to approve the proposed amendments to the Indenture that, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default in the Indenture. The Company and the trustee for the Old Notes have entered into a supplemental indenture implementing these amendments.

The Offer remains open and will expire at 11:59 p.m., New York City time, on February 10, 2011, unless extended (such time and date, as the same may be extended, the “Expiration Time”). Holders who validly tender, and do not validly withdraw, their Old Notes after the Consent Payment Deadline and prior to the Expiration Time will be eligible to receive the tender offer consideration of $1,015.00 per $1,000 principal amount of Old Notes, but will not receive the consent payment of $30.00 per $1,000 principal amount of Old Notes.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction. This press release does not constitute an offer to purchase the Old Notes or a solicitation of consents to amend the Indenture. The Offer was made solely pursuant to the Offer to Purchase and Consent Solicitation Statement, dated January 13, 2011.

About Valassis

Valassis is one of the nation’s leading media and marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Its RedPlum™ media portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform – in-home, in-store and in-motion. Through its digital offering, including redplum.com and save.com, consumers can find compelling national and local deals online. Headquartered in Livonia, Michigan with approximately 7,000 associates in 28 states and eight countries, Valassis is widely recognized for its associate and corporate citizenship programs, including its America’s Looking for Its Missing Children® program. Valassis companies include Valassis Direct Mail, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For more information, visit http://www.valassis.com, http://www.redplum.com and http://www.save.com.

Cautionary Statements Regarding Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from our existing competitors; new competitors in any of our businesses; a shift in client preference for different promotional materials, strategies or coupon delivery methods, including, without limitation, as a result of declines in newspaper circulation; an unforeseen increase in paper or postal costs; changes which affect the businesses of our clients and lead to reduced sales promotion spending, including, without limitation, a decrease of marketing budgets which are generally discretionary in nature and easier to reduce in the short-term than other expenses; our substantial indebtedness, and ability to refinance such indebtedness, if necessary, and our ability to incur additional indebtedness, may affect our financial health; the financial condition, including bankruptcies, of our clients, suppliers, senior secured credit facility lenders or other counterparties; our ability to comply with or obtain modifications or waivers of the financial covenants contained in our debt documents; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; ongoing disruptions in the credit markets that make it difficult for companies to secure financing; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in our clients’ promotional needs, inventories and other factors; our failure to attract and retain qualified personnel may affect our business and results of operations; a rise in interest rates could increase our borrowing costs; we may be required to recognize additional impairment charges against goodwill and intangible assets in the future; possible governmental regulation or litigation affecting aspects of our business; the credit and liquidity crisis in the financial markets could continue to affect our results of operations and financial condition; uncertainty in the application and interpretation of applicable state sales tax laws may expose us to additional sales tax liability; and general economic conditions, whether nationally, internationally, or in the market areas in which we conduct our business, including the adverse impact of the ongoing economic downturn on the marketing expenditures and activities of our clients and prospective clients as well as our vendors, with whom we rely on to provide us with quality materials at the right prices and in a timely manner. These and other risks and uncertainties related to our business are described in greater detail in our filings with the United States Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Mary Broaddus

Director, Investor Relations and Corporate Communications

734-591-7375

broaddusm@valassis.com